1 Hershey Drive Smith Falls, ON K7A 0A8 (855)558-9333 invest@canopygrowth.com www.canopygrowth.com

Exhibit 10.24

June 6, 2023

Judy Hong BY EMAIL

Dear Judy,

Canopy Growth USA, LLC (the “Company) is pleased to confirm that effective June 1, 2023, the following changes will be made with respect to your employment with the Company. Please note that unless explicitly changed within this letter, all other terms of your Employment Agreement dated March 24, 2022, remain intact. The compensation increase is conditional upon you signing and returning this letter no later than June 9, 2023.

•
Your salary has been increased to $415,000 USD per year, subject to statutory withholdings and benefits deductions.

Canopy Growth Corporation would like to take this opportunity to thank-you for your past, present and future contributions!

Regards,

/s/ Jenny Brewer

Jenny Brewer

Chief Human Resources Officer

I acknowledge that I have read and understand the terms of employment set out above. Dated at , this _9th day of June , 2023.

/s/ Judy Hong

Signature

Judy Hong

Please Print Name

1 Hershey Drive ● Smiths Falls ON ● K7A 0A8 ● +1.613.706-2185 ● www.tweed.com